UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LAM RESEARCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following is a presentation to stockholders which Lam Research Corporation began using today in connection with its solicitation of proxies for its 2019 Annual Meeting of Stockholders.

Lam Research Corporation Stockholder Outreach Presentation October, 2019

Cautionary Statement Regarding Forward-Looking Statements This presentation and the accompanying discussion contain “forward-looking statements” under U.S. securities laws. Forward-looking statements include any statements that are not statements of historical fact. Examples of forward-looking statements include, but are not limited to: (1) anticipated business, balance sheet, cash flow and financial measures and results, including guidance, whether on a GAAP or non-GAAP basis; (2) economic, market, industry and industry segment expectations; (3) product performance and changes in market share or customer demands; and (4) our ability to successfully execute business, capital allocation, product and growth plans or strategies, or otherwise deliver value for customers and stockholders. Forward-looking statements speak only as of the date they are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed, including the factors discussed in our filings with the Securities and Exchange Commission (“SEC”). You should not place undue reliance on forward-looking statements. Lam undertakes no obligation to update any forward-looking statements.

Lam’s Vision to Create Stockholder Value Board of Directors Say on Pay Executive Compensation Highlights Annual Incentive Program Overview Long-Term Incentive Program Overview Special equity awards in connection with leadership transition Governance Highlights CSR Highlights Table of Contents

Lam’s Vision to Create Stockholder Value

Vision to Drive Value Creation Solve Our Customers’ Grand Challenges Create and Capture Value Invest in the Future of the Company Deliver Value Creation for Stockholders Deliver disruptive technologies to enable success of customers Compete for and win a greater share of customers’ investments Continuously strengthen our product and services pipeline Optimize capital allocation between investments and capital return

Capital Allocation Strategy Plan to return at least 50% of Free Cash Flow over the next five years Quarterly dividend at $1.15/share, with a bias to grow over time Have repurchased ~ $5B in shares in calendar year 2018 through end of June 2019 $3B remaining to repurchase from $5B authorization Capital Return Dividend Share Repurchase

Board of Directors

Balance of Tenure, Age and Gender Tenure New perspectives and ideas balanced with benefit of valuable Company and industry experience Average tenure 5.17 years Diversity Broad range of experiences, areas of substantive expertise and geographic diversity As shown in director biographies and skills/experiences matrix in proxy statement Three women nominees out of 10 Board Committed to Diversity and Balanced Tenure

Name; year of election to Board Sohail U. Ahmed (2019) Timothy M. Archer President and Chief Executive Officer (2018) Eric K. Brandt (2010) Michael R. Cannon (2011) Youssef A. El-Mansy (2012) Catherine P. Lego Compensation & HR Committee Chair (2006) Bethany J. Mayer (2019) Abhijit Y. Talwalkar Lead Independent Director & Nom/Gov Committee Chair (2011) Chairman Elect pending November annual meeting Lih Shyng (Rick L.) Tsai (2016) Leslie F. Varon (2019) All independent except Mr. Archer Director Nominees

Nominating and Governance Committee recommends nominees Independent directors make nominations Refreshment considerations Diversity Balance of tenure – new ideas; experience with Company and industry History of gender diversity Skills & experiences Per matrix Annual evaluations of board, committees & individuals Board Nomination Process

Say on Pay Executive Compensation Highlights Annual Incentive Program Overview Long-Term Incentive Program Overview Special Equity Awards in connection with Leadership Transition

Executive Compensation Highlights What We Do Pay for Performance – Our executive compensation program is designed to pay for performance with 100% of the annual incentive program tied to company financial, strategic and operational performance metrics; 50% of the long-term incentive program tied to TSR performance; and 50% of the long-term incentive program awarded in stock options and restricted stock units. Three-Year Performance Period for our Long-Term Incentive Program – Our current long-term incentive program is designed to pay for performance over a period of three years. Absolute and Relative Performance Metrics – Our annual and long-term incentive programs for executive officers include the use of absolute and relative performance factors. Balance of Annual and Long-term Incentives – Our incentive programs provide a balance of annual and longer-term incentives. Different Performance Metrics for Annual and Long-Term Incentive Programs – Our annual and long-term incentive programs use different performance metrics. Capped Amounts – Amounts that can be earned under the annual and long-term incentive programs are capped. Compensation Recovery/Clawback Policy – We have a policy pursuant to which we can recover the excess amount of cash incentive-based compensation granted and paid to our Section 16 officers. Prohibit Option Repricing – Our stock incentive plans prohibit option repricing without stockholder approval. Hedging and Pledging Policy – We have a policy applicable to our executive officers and directors that prohibits hedging and pledging. Stock Ownership Guidelines – We have stock ownership guidelines for each of our executive officers and certain other senior executives; each of our NEOs has met his or her individual ownership level under the current program or has a period of time remaining under the guidelines to do so. Independent Compensation Advisor - The compensation and human resources committee benefits from its utilization of an independent compensation advisor retained directly by the committee that provides no other services to the Company. Stockholder Engagement – We engage with stockholders on an annual basis and stockholder advisory firms on an as needed basis to obtain feedback concerning our compensation program. What We Don’t Do Tax “Gross-Ups” for Perquisites, for Other Benefits or upon a Change in Control – Our executive officers do not receive tax “gross-ups” for perquisites, for other benefits or upon a change in control.(1) Single-trigger Change in Control Provisions – None of our executive officers have single-trigger change in control agreements. (1) Our executive officers may receive tax gross-ups in connection with relocation benefits that are widely available to all of our employees

Design: Attract and retain top talent, while maintaining cost-effectiveness Annual, performance-based compensation Targets based on achievement of pre-set metrics and stretch goals Payout aligned with performance Payouts limited by funding pool based on non-GAAP operating income May exercise negative discretion against funding pool; positive or negative discretion within funding pool Payouts based on two equally weighted performance factors Corporate Performance Factor: Corporate-wide metric and stretch goals Non-GAAP operating income as a percentage of revenue Individual Performance Factors: organization-specific metrics and stretch goals for individual NEOs E.g., product market share; strategic operational and organizational metrics For CEO, average of Individual Performance Factors of all executive and senior VPs reporting to him, subject to discretion based on Company performance Metrics and targets for both Factors are set annually Annual Incentive Program Overview

Our annual incentive program goals are established based on our business outlook, which considers our served available market, our market share goals and our operational targets Over the past six years we have steadily raised the Corporate Performance Factor target as our outlook and the industry have improved year over year Significant increase in 2018 target Stretch goal in context of business outlook for 2018 relative to 2017 Annual Incentive Program Results Corporate Performance Factor Calendar 2013 Calendar 2014 Calendar 2015 Calendar 2016 Calendar 2017 Calendar 2018 Op Inc Target 18.0% 18.0% 19.0% 20.0% 22.0% 27.0% Op Inc Actual 14.9% 19.4% 21.6% 22.9% 28.7% 29.6% Note: Op Inc Target and Actual represent non-GAAP Operating Income as a percentage of revenue. Non-GAAP operating income is derived from GAAP results, with charges and credits in certain items excluded from GAAP results. Please refer to slide 25 for a list of line items for which charges and credits are excluded for applicable quarters during fiscal years 2013 through 2019.

Design: Attract and retain top talent Provide competitive compensation Align pay with achievement of business objectives and stock performance over a multi-year period Reward outstanding company performance Create stockholder value over the long term Multi-year target opportunity (three-year vesting schedule) 50% market-based performance restricted stock units (RSUs) Relative stock price performance compared to Philadelphia Semiconductor Sector Index (SOX) Maximum payout = 150% of target; can be zero 50% service-based RSUs and options; at least 10% of each vehicle Company views options as performance-based so awards are between 60% - 90% performance-based Named Executive Officer (NEO) targets set based on position and responsibilities and assessment of competitive data Long-Term Incentive Program Overview

Track record of outperforming benchmarks and delivering value to our stockholders Lam Total Stockholder Return Performance $100 invested on June 29, 2014 in stock or June 30, 2014 in index, including reinvestment of dividends. Indexes calculated on month-end basis. ©2019 Standard & Poor’s, a division of S&P Global. All rights reserved.

Former CEO resigned in December 2018 amid allegations of misconduct Special investigation by independent board committee No financial misconduct, no issues of integrity of financial systems or controls. Important to maintain stable leadership at critical time Consistency and stability in leadership key to maintaining internal and external stakeholder confidence Business outlook at the time indicated challenging 2019 semiconductor environment Intense competition for tech company CEOs and CFOs heightened retention risks Board acted immediately Implemented existing CEO succession plan by promoting President & COO – Tim Archer Acted to retain CFO who also assumed greater responsibilities - Doug Bettinger Created stability for both internal and external stakeholders Smooth transition; Company performance maintained Background to Special Equity Awards in connection with Leadership Transition

Award amounts and vesting terms determined in consultation with Compensation Committee’s compensation consultant Four-year vesting, longer than regular 3-year LTI awards, for increased retention Total compensation consistent with peer group and market survey data CEO award In light of critical need, promotion to CEO and for retention $5M total award value 50/50 mix of stock options and service-based RSUs Vesting: 4 years; 25% one-year cliff then monthly over the next 36 months CFO award In light of critical need, greater responsibilities and for retention $8M total award value 100% service-based RSUs Vesting: 4 years; 25% one-year cliff then monthly over the next 36 months Special Equity Awards in connection with Leadership Transition – Award Details

Governance Highlights

© 2019 Lam Research Corp. 20 Corporate Governance Highlights Board and Other Governance Information Lam Notes Directors Subject to Stock Ownership Guidelines Y Hedging and Pledging Prohibited Y Annual Election of Directors Y Declassified board & annual elections Voting Standard Majority Majority voting in uncontested elections Plurality Voting Carveout for Contested Elections Y Separate Chairman and CEO Y Lead Independent Director Y As of Nov 5, 2019, no LID and only an independent chairman Independent Directors Meet Without Management Present Y Annual Board (Including Individual Director) and Committee Self-Evaluations Y Annual Independent Director Evaluation of CEO Y Risk Oversight by Full Board and Committees Y Commitment to Board Refreshment and Diversity Y Robust Director Nomination Process Y Significant Board Engagement Y Board Orientation/Education Program Y Code of Ethics Applicable to Directors Y Stockholder Proxy Access Y Key terms: 3 yrs; 3%; greater of 2 or 20% of BOD, up to 20 stockholders Stockholder Ability to Act by Written Consent Y Stockholder Engagement Program Y Poison Pill N Publication of Corporate Social Responsibility Report on Our Website Y

CSR Highlights

2018 Corporate Social Responsibility (CSR) Report 5th Annual Report - Published June 18, 2019 2018 CSR report: Overview of the company’s products and operations relating to environmental, social, and economic performance Report encompasses four main pillars: Workplace, Operations, Supply Chain, Community Prepared in accordance with Global Reporting Initiative (GRI) Standards The CSR report has been reviewed by the Compensation and Nominating and Governance Committees of our Board of Directors and has been reviewed and approved by our President and CEO. Community Operations Workplace Supply Chain https://www.lamresearch.com/company/corporate-social-responsibility/

2018 CSR Report Overview Enhanced governance and continued commitment to Core Values guiding our CSR activities Operations We manage the social and environmental impacts of our operations Reached 75% of our 2020 energy savings goal Achieved a recordable injury rate of 0.29 – half the industry average Community We support education and quality of life; employees are at the core of our activities Donated total of $3.7M a 13% increase over 2017 Employees volunteered 11,321 hours Surpassed $1M in Core Values Scholarships Supply Chain Lam conducts ethical supply chain management Participated in Intel’s SPARC program to address forced and bonded labor Required compliance with Global Supplier Code of Conduct Published global gender, U.S. ethnicity data Increased training enrollments by 43% over 2017 Launched Tech Vision program Workplace Our people are our most valuable asset 2018 CSR Report published on June 18, 2019

Explanation regarding non-GAAP operating income

Non-GAAP operating income is derived from GAAP results, with charges and credits in the following line items excluded from GAAP results for applicable quarters during fiscal years 2013 through 2019: Acquisition-related inventory fair-value impact Acquisition-related costs Amortization related to intangible assets acquired in certain business acquisitions Cost associated with business process reengineering Costs associated with campus consolidation Costs associated with rationalization of certain product configurations Costs associated with disposition of business Gain on sale of assets, net associated exit costs Goodwill impairment Impairment of long-lived assets Integration-related costs Litigation settlement Product rationalization Restructuring charges Synthetic lease impairment Explanation regarding non-GAAP operating income